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Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration
Statement on Form S-1 (Nos. 333-     ) of our report dated February 26, 1999
on our audits of the consolidated financial statements of Mediconsult.com, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998.

Hamilton, Bermuda
February 26, 1999                        PricewaterhouseCoopers